Exhibit 10.80

FPP Cottage Grove LLC
c/o ArcLight Capital Holdings, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117

September  16 , 2002

LSP-Cottage Grove, Inc.
c/o Cogentrix Cottage Grove, LLC
c/o Cogentrix Energy, Inc.
9405 Arrowpoint Boulevard
Charlotte, North Carolina 28273
Attn:  General Counsel and Thomas Schwartz

Ladies and Gentlemen:

Pursuant to a Membership Interests Purchase Agreement by and between Tomen Power Corporation ("TPC") and Fort Point Power LLC ("FPP") dated as of July 1, 2002, as amended, FPP purchased TPC's membership interests in TPC Funding LLC ("Funding"), which held stock in TPC Cottage Grove, Inc. ("TPC Cottage Grove"), the effect of which was to indirectly transfer TPC Cottage Grove to FPP (the "Transaction"). The Transaction closed on September 4, 2002.

Prior to the closing of the Transaction, Funding converted TPC Cottage Grove from a "C" corporation to a limited liability company (the "Conversion"). The Conversion took place on September 3, 2002. As a result of and upon the closing of the Transaction and the consummation of the Conversion, TPC Cottage Grove's name and location changed to FPP Cottage Grove LLC, c/o ArcLight Capital Holdings, LLC, 200 Clarendon Street, 55th Floor, Boston, Massachusetts 02117. As such, FPP Cottage Grove LLC (the "FPP Subsidiary") is the successor in interest to TPC Cottage Grove under the Amended and Restated Limited Partnership Agreement of LSP-Cottage Grove Limited Partnership, dated as of June 30, 1995, as amended (as amended, the "Partnership Agreement") by and among TPC Cottage Grove and certain other parties thereto.

Please forward any and all notices and information to which the FPP Subsidiary may be entitled to the following address:

ArtLight Energy Partners Fund I, L.P.
c/o ArcLight Capital Holdings, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117

Please note that all cash distributions and other amounts to which we are entitled pursuant to the terms of the Partnership Agreement should continue to be sent directly to The Bank of New York as the Depositary Bank until such time as you receive instructions to the contrary from the Depositary Bank (as such term is defined in the Deposit and Disbursement Agreement dated as of March 27, 1998, as amended, among Funding, the Funding Subsidiary and certain other parties thereto).

Please contact us should you desire information to assist you in making the necessary self-recertification of qualifying facility status under FERC's regulations.

Please do not hesitate to contact me at 617-531-6307 with any questions.

Very truly yours, By: /s/ Carter A. Ward Carter A. Ward Vice President

Cc:     LS Power Corporation
          45 Walden Street, Suite 2D
          Concord, Massachusetts 01742
          Attn:  Frank Hardenbergh